SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2003

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 262-6599

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On March 17, 2003, Genesis Microchip Inc., a Delaware corporation (“Genesis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Genesis, Pixelworks, Inc., an Oregon corporation (“Pixelworks”), and Display Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Pixelworks (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Genesis with Genesis continuing as the surviving corporation and as a wholly-owned subsidiary of Pixelworks (the “Merger”). As a result of the Merger, each issued and outstanding share of Genesis common stock, par value $0.001 per share, will be automatically converted into the right to receive 2.3366 validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of Pixelworks. The consummation of the Merger is subject to the approval of the stockholders of Genesis and Pixelworks, receipt of necessary approvals under United States and applicable foreign antitrust laws, SEC clearance and other customary closing conditions. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. A copy of the Merger Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

On March 17, 2003, Genesis and Pixelworks issued a joint press release announcing that Genesis and Pixelworks had entered into the Merger Agreement. The joint press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of March 17, 2003, among Genesis Microchip Inc., Display Acquisition Corporation and Pixelworks, Inc.

99.1	Joint press release of Genesis Microchip Inc. and Pixelworks, Inc. issued on March 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: March 20, 2003	By:	/s/ JAMES DONEGAN
Name: James Donegan Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Merger, dated as of March 17, 2003, among Genesis Microchip Inc., Display Acquisition Corporation and Pixelworks, Inc.

99.1	Joint press release of Genesis Microchip Inc. and Pixelworks, Inc. issued on March 17, 2003.